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                                                                    EXHIBIT 23.1

                             SNOW BECKER KRAUSS P.C.
                                Attorneys at Law
                                605 Third Avenue
                            New York, New York 10158
                                 --------------
                                 (212) 687-3860

                       CONSENT OF SNOW BECKER KRAUSS P.C.

         We hereby consent to all references to our firm included in this Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Snow Becker Krauss P.C.
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Snow Becker Krauss P.C.

New York, New York
January 16, 2001

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